Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated April 8, 2016, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, on the consolidated financial statements of ABCO Energy, Inc. which is incorporated herein by reference to this Post-Effective Amendment No. 1 to this Registration Statement on Form S-8.

/s/Thayer O’Neal Company, LLC
Sugar Land, Texas
October 5, 2016